Exhibit 107

Calculation of Filing Fee Tables

S-8
…………..
(Form Type)

GigaCloud Technology Inc
……………………………………………………..
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.05 per share(1)	457(h), 457(c)	815,637(3)	$28.55(3)	$23,286,436	0.00014760	$3,437.08
Total Offering Amounts					$23,286,436		$3,437.08
Total Fee Offsets							⸻
Net Fee Due							$3,437.08

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Notes:
(1)    This registration statement on Form S-8 (this “Registration Statement”) registers additional Class A ordinary share, par value of $0.05 per share, of the Registrant (“Class A Ordinary Shares”) issuable pursuant to the terms in the Registrant’s 2017 Share Incentive Plan (the “2017 Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the 2017 Plan to prevent dilution from share subdivisions, share dividends or similar transactions as provided in the 2017 Plan.
(2)    Any Class A Ordinary Shares covered by an award granted under the 2017 Plan (or portion of an award) that expires or for any reason is cancelled or terminated without having been exercise or settled or that is forfeited or repurchased and held as treasury shares shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A Ordinary Shares which may be issued under the 2017 Plan.

(3)    The amount to be registered represents Class A Ordinary Shares available for future issuance or which may become available for issuance under the 2017 Plan in accordance with its terms. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s Class A Ordinary Shares as quoted on the Nasdaq Global Market on March 22, 2024.